EXHIBIT 11



               Computation of Pro Forma Net Loss Per Common Share
                      (In thousands, except per share data)

                                                                  Year Ended December 31,
                                                      -----------------------------------------------

                                                        1995                1996                1997
                                                      -------              -------            -------

Net loss ...............................              $(5,067)             $(6,141)           $(9,064)
                                                      =======              =======            =======

Basic and diluted weighted-average
shares outstanding......................                2,550                7,494              9,405
                                                      =======              =======            =======

Basic and diluted net loss per share....             $  (1.99)            $  (0.82)          $  (0.96)
                                                      =======              =======            =======
